Exhibit 10.14

SUBLEASE AGREEMENT

This Sublease Agreement is entered into as of the 9th day of September, 2004 (this “Sublease”), by and between MARCHEX, INC. (hereinafter referred to as the “Sublessor”) and G. RUSSELL KNOBEL AND ASSOCIATES, INC. (hereinafter referred to as the “Sublessee”).

WITNESSETH

WHEREAS, Sublessor is the successor in interest to MARRCH Holdings LLC under that certain Sublease Agreement, dated as of October 23, 2001 (the “Original Sublease”), by and between Ecology and Environment, Inc. (“EEI”) and MARRCH Holdings, LLC, pursuant to the Sublease Assignment and Assumption Agreement, dated as of January 18, 2003 (the “Sublease Assignment”), by and among MARRCH Holdings, LLC, the Sublessor and EEI for the 19th floor level (Suite 1900) of the Fourth & Blanchard Building, 2121 Fourth Avenue, Seattle, Washington 98121, whose mailing address is 2101 Fourth Avenue, Seattle, Washington, 98121 (the “Premises”), which Premises are subject to the Lease, dated as of November 6, 2000 (the “Master Lease”), by and between Selig Real Estate Holdings Five, as Lessor (the “Master Lessor”) and EEI. A copy of the Master Lease is attached hereto as Exhibit A. A copy of the Original Sublease is attached hereto as Exhibit B. A copy of the Sublease Assignment and Assumption Agreement is attached hereto as Exhibit C.

WHEREAS, the Premises consists of 13,459 square feet of the leasable floor area; and

WHEREAS, the Sublessee desires to sublease from the Sublessor a portion of the Premises (that portion being referred to hereunder as the “Subleased Premises” and set forth on Exhibit D hereto); and

WHEREAS, the parties desire to enter into this Sublease Agreement to provide for the leasing by the Sublessor to the Sublessee of the Subleased Premises on the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the Subleased Premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Subleased Premises. The Sublessor hereby leases to the Sublessee and the Sublessee hereby leases from the Sublessor that the Subleased Premises, as depicted on the Exhibit D (consisting of one page) attached hereto and made a part hereof, containing approximately 4,073 square feet of leasable floor area, which shall be designated as Suite 1980.

2. Term. The Term of this Sublease shall commence on September 11, 2004 and terminate on June 30, 2006.

3. Rent. The Sublessee shall pay monthly rent equal to $4,073 in advance on the first day of each calendar month during the Term, except that all rent for the period of September 11, 2004 through September 30, 2004 shall be entirely abated to allow the Sublessee time to install phone, cabling, furniture and equipment. Sublessee shall also pay on a monthly basis any increases in Base Year Costs commencing with the month of January 2006. The first twelve (12) months of Term shall be the “Base Year” upon which operating expense increases, if any, would be calculated on a pro-rata basis and passed through to Sublessee. Upon the execution of this Sublease Agreement the Sublessee shall pay to Sublessor a total of $8,146 for the last month’s rent (June 2006) and a security deposit equal to one (1) months rent.

4. Maintenance Responsibility. To the extent set forth in the Master Lease, if applicable, the Master Lessor shall be responsible for all maintenance of the interior and exterior of the Subleased Premises and the Building including regular maintenance of the HVAC equipment and shall pay for all utilities serving the Subleased Premises as well as standard janitorial services inside the Subleased Premises and in the Common Areas.

5. Tenant Improvements. The Sublessor shall pay to build a demising wall to separate the Subleased Premises from the Sublessor’s other leased space within the Premises and will move the door to the server room from the west wall to the south wall. Sublessee shall reserve the right to move the front entry door to the Premises six (6) feet left (south) from its current location, and the right to add additional electrical power to the server room, at their expense. Sublessor shall have all of the office furniture and equipment currently in the Subleased Premises removed from the Subleased Premises by September 17, 2004. Other than as listed above, the Sublessee shall sublease the Subleased Premises in its current condition.

6. Parking. Under the terms of Paragraph 38 of the Master Lease, the Sublessor is entitled to rent ten (10) inside parking spaces at the market rate. The Sublessor hereby grants to the Sublessee its right to rent four (4) of those ten (10) inside parking spaces from the Master Lessor until the expiration of the Term and any extensions of the same. Sublessee shall have the responsibility to make arrangements for billing with the Master Lessor and must remit payment directly to Master Lessor for use of any of the four (4) spaces. Sublessor shall have no responsibility to invoice, administer or collect amounts relating to the parking spaces.

7. Commission. Sublessor shall pay a commission totaling $4,276.65 to Makensay Real Estate which is calculated based on five percent (5%) of the total base rental consideration. Payment shall be made upon commencement of this Sublease. No other commissions are known subject to this transaction.

8. Subletting/Assignment. The Sublessee shall not assign this Sublease or further sublet the Subleased Premises without first obtaining the consent of the Sublessor and the Master Lessor. The Sublessor agrees that it will not unreasonably withhold its consent to any assignment of this Sublease. If as a result of any subletting of the Subleased Premises the Sublessee receives rent in excess of the Sublessee’s minimum rent obligation to the Sublessor, the Sublessee agrees to pay to the Sublessor fifty percent (50%) of any such excess.

9. Incorporation of Master Lease. The following provisions of the Master Lease are hereby incorporated by reference: Paragraphs 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 19 (except that reference to Paragraph 3 shall be to Section 3 hereof), 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, and 36 (the “Incorporated Provisions”). Whenever there is a reference in the Incorporated Provisions to the Lessor it shall be deemed to be a reference to the Sublessor under this Sublease, whenever there is a reference in the in the Incorporated Provisions to the Lessee it shall be deemed to be a reference to the Sublessee under this Sublease and whenever there is a reference to the Premises in the Incorporated Provisions it shall be deemed a reference to the Subleased Premises.

10. Counterparts. This Sublease Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Governing Law. This Sublease Agreement shall be governed by the internal laws of the State of Washington without giving effect to the conflicts of laws principles thereof.

10. Notices. Any notices given under the terms of this Sublease Agreement shall be sent to the following address:

(a)	If to Sublessor:	Marchex, Inc.
413 Pine Street, Suite 500
Seattle, Washington 98101
Attention: Ethan Caldwell, General Counsel

(b)	If to Sublessee:	G. Russell Knobel & Associates, Inc.
2101 Fourth Avenue, Suite 1980
Seattle, Washington 98121
Attention: Office Manager

IN WITNESS WHEREOF, the parties hereof have executed this Sublease Agreement the day and year first above written.

Sublessor:		Sublessee:

MARCHEX, INC.		G. RUSSELL KNOBEL & ASSOCIATES, INC.
	/s/ RUSSELL C. HOROWITZ		/s/ GREGORY RUND
By:	Russell C. Horowitz	By:	Gregory Rund
Its:	CEO	Its:	President

MASTER LESSOR CONSENT

Master Lessor hereby gives its consent to this Sublease as required by Paragraph 18 of the Lease, which is referred to herein as the Master Lease and is attached hereto as Exhibit A.

/s/ MARTIN SELIG
By:	Martin Selig
Its:	Managing Member

SUBLESSEE’S ACKNOWLEDGEMENT

County of King	)
) ss.
State of Washington	)

I certify that I know or have satisfactory evidence that Gregory Rund is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the President of G. Russell Knobel & Associates, Inc. to be free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated: 9-10-04

/s/ FRANK R. BUCHANAN
(signature of Notary Public)

Frank R. Buchanan
(printed name of Notary Public)
My Appointment expires: 6-24-05

MARTIN SELIG REAL ESTATE

County of King	)
)ss.
State of Washington	)

I certify that I know or have satisfactory evidence that Martin Selig is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Managing Member of Selig Real Estate Holdings Five, LLC to be free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated: 9-15-04

/s/ JILL M. HAYES (signature of Notary Public)

Jill M. Hayes (printed name of Notary Public)

My Appointment expires: 6-1-06